Exhibit 10.8

SECOND AMENDMENT AND PARTIAL TERMINATION OF LEASE

SECOND AMENDMENT AND PARTIAL TERMINATION OF LEASE (this “Agreement”) made this 19th day of November 2025, by and between MERRITT 7 VENTURE L.L.C., a Delaware limited liability company, having an office and place of business at c/o Marcus Partners Management, 501 Merritt 7 Corporate Park, Norwalk, Connecticut 06851 (“Landlord”), and REED’S INC., a Delaware corporation, with an office at 501 Merritt 7 Corporate Park, Norwalk, Connecticut 06851 (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease dated May 10, 2024, as supplemented by that certain Lease Commencement Date Notice and Agreement dated November 18, 2024 (as supplemented, and collectively referred to herein as, the “Lease”), whereby Landlord demised to Tenant certain space (the “Existing Premises”) consisting of 5,154 rentable square feet located on the penthouse level in that certain building known as 501, Merritt 7 Corporate Park, Norwalk, Connecticut (the “Building”);

WHEREAS, Landlord and Tenant entered into that certain First Amendment of Lease dated April 10, 2025 (the “First Amendment”), whereby Landlord agreed to lease to Tenant certain additional premises on the penthouse level in the Building consisting of 2,420 rentable square feet and referred to in the First Amendment as the “New Space”; and

WHEREAS, Tenant wishes to be released from its obligations under the First Amendment, and Landlord is willing to grant such release, upon and subject to the terms, limitations and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, Landlord and Tenant agree as follows:

1. Capitalized Terms. Each capitalized term used in this Agreement but not defined in this Agreement shall have the meaning ascribed to such term in the Lease.

2. Termination Payment. (a) Tenant shall continue to be liable to Landlord for all Rent accruing under the Lease (as unamended by the First Amendment) through and including the Expiration Date, which date the parties hereto agree is November 30, 2035.

(b) Tenant shall pay Landlord, as Additional Rent, a “Termination Payment” equal to $62,000.00 as follows:

(i) Simultaneous with its delivery to Landlord of an executed counterpart to this Agreement, Tenant shall pay to Landlord $22,000.00 by wire transfer of immediately available funds;

(ii) On or before November 26, 2025, Tenant shall pay to Landlord $20,000.00 by wire transfer of immediately available funds; and

(iii) On or before December 3, 2025, Tenant shall pay to Landlord $20,000.00 by wire transfer of immediately available funds.

(iv) TIME IS OF THE ESSENCE with respect to Tenant’s obligations set forth in this Section 2, and this Section 2 shall survive the termination or expiration of the Lease, the First Amendment and this Agreement.

3. Termination and Release. (a) From and after the date hereof, Tenant shall release Landlord from its obligations under the First Amendment.

(b) Subject to Section 2 of this Agreement and Tenant’s timely payment of the Termination Payment, Landlord shall release Tenant from its obligations under the First Amendment and the First Amendment shall be deemed terminated and of no force or effect.

4. Broker. Each of Tenant and Landlord represents and warrants to the other that it has not had any dealings or negotiations with any broker, finder or like agent in connection with this Agreement, other than Marcus Partners CT Leasing, LLC (“Broker”). The execution and delivery of this Agreement by Landlord and Tenant shall be conclusive evidence that both parties have relied upon the foregoing representation and warranty. Tenant covenants and agrees to pay, hold harmless and indemnify Landlord, from and against any and all costs, liability and expenses (including reasonable attorneys’ fees and disbursements and reasonable attorneys’ fees and disbursements incurred in establishing liability under this Section 4 and in collecting amounts payable hereunder) arising in connection with any commissions, charges or other compensation claimed by any broker, finder or like agent (including Choice Peterson, Inc. but excluding Broker) claiming to have dealt with Tenant with respect to the negotiation, execution or delivery of this Agreement, or arising from the breach or alleged breach by Tenant of any of its representations and warranties contained in this Section 4. This Section 4 shall survive the termination or expiration of the Lease, the First Amendment and this Agreement.

5. Security Deposit. Landlord and Tenant each acknowledge that as of the date of this Agreement, the Letter of Credit held by Landlord for security for the performance of Tenant’s obligations under the Lease is in the amount of $150,000.00. Landlord shall continue to hold and draw upon the Letter of Credit in accordance with the provisions of Section 2.05 of the Lease.

6. Modifications of the Existing Lease.

(a) Section 18.01 of the lease is hereby amended so that from and after the date of this Agreement all notices to landlord shall be addressed as follows:

Merritt 7 Venture L.L.C.

c/o Marcus Partners, Inc.

501 Merritt 7

Norwalk, CT 06851

Attn: David Fiore

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with copies sent simultaneously to:

Marcus Partners

One Boston Place

201 Washington Street, Suite 2100

Boston, MA 02108

Attn: CFO

and

Clarion Partners

One Madison Avenue, 14th Floor

New York, NY 10010

Attn: Margaret Egan

and

Seward & Kissel LLP

One Battery Park Plaza

New York, NY 10004

Attn: Ian H. Silver, Esq.;

(b) Section 20.13 shall have no force or effect with respect to this Agreement; and

(c) Article 22 of the Lease shall be deemed deleted therefrom.

7. Miscellaneous.

(a) Except as modified by this Agreement, the Lease and all the covenants, terms, agreements, conditions and provisions thereof are hereby, in all respects, ratified and confirmed.

(b) This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors, permitted assigns and legal representatives.

(c) From and after the date hereof all references in the Lease to “the Lease” or “this Lease” shall be deemed to mean the Lease as amended by this Agreement, and with no effect from the First Amendment.

(d) This Agreement may be executed in several counterparts, each of which shall be an original but all of which shall constitute but one and the same instrument. Handwritten signatures to this Agreement transmitted by telecopy or electronic transmission (for example, through use of a Portable Document Format of “PDF” file) shall be valid and effective to bind the party so signing. If a party so transmits a signature to this Agreement, such party agrees to promptly deliver to the other party an executed original of this Agreement with its actual original signature, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that such party shall be bound by its own telecopied or electronically transmitted handwritten signature and shall accept the telecopied or electronically transmitted handwritten signature of the other party to this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LANDLORD:
MERRITT 7 VENTURE L.L.C.

By:	/s/ Margaret L. Egan
Name:	Margaret L. Egan
Title:	Vice President

TENANT:
REED’S INC.

By:	/s/ Douglas McCurdy
Name:	Douglas McCurdy
Title:	CFO

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